UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-131131 (Commission File Number)	20-2304161 (I.R.S. Employer Identification No.)
9101 West Sahara, Suite 105-195 Las Vegas, Nevada (Address of Principal Executive Offices)		89117-5772 (Zip Code)

Registrant’s telephone number, including area code:  702-656-4919

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 18, 2007, by action of the unanimous written consent of its Board of Directors, China Water and Drinks Inc. (the “Registrant”) amended its by-laws to eliminate the provisions contained therein that stated that (i) the Board of Directors of the Registrant may not cause a reverse split of the outstanding common stock of the Registrant without an affirmative vote of the holders of 70% of the capital stock of the Registrant entitled to vote or by the consent of such stockholders and (ii) the Registrant may not issue capital stock of the Registrant which exceeds 10% of the issued and outstanding common stock of the Registrant in a six month period without an affirmative vote of the holders of 70% of the capital stock of the Registrant entitled to vote or by the consent of such stockholders.  Section 4.01 of the Registrant’s By-Laws (Issuance)  was amended in its entirety to read as follows:

“Section 4.01 Issuance.  Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors.”

This amended by-law is filed herewith as Exhibit 4.1.  It replaced the following by-law:

“Section 4.01 Issuance.  Shares of capital stock of the corporation shall be issued in such manner and at such times and upon such conditions as shall be prescribed by the Board of Directors. Additionally, the Board of Directors of the corporation may not cause a reverse split of the outstanding common stock of the corporation without an affirmative vote of the holders of 70% of the capital stock of the corporation entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws. The corporation may not issue capital stock of the corporation which exceeds 10% of the issued and outstanding common stock of the Corporation in a six month period without an affirmative vote of the holders of 70% of the capital stock of the corporation entitled to vote or by the consent of the stockholders in accordance with Section 1.12 of these Bylaws.”

Item 9.01. Financial Statements and Exhibits.

(c)

Exhibits

4.1

Amendment to Section 4.01 of the By-Laws of China Water and Drinks Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:

/s/ Chen Xing Hua

Name: Chen Xing Ha

Title: Chief Executive Officer

Dated: May 18, 2007

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